Exhibit 2.71

CLIFFORD CHANCE US LLP

EXECUTION TEXT

DATED      FEBRUARY 2015

BANK OF SCOTLAND PLC
as 1999 Security Trustee, 1999 Agent, 2004 Security Trustee and 2004 Agent

WHITNEY LEASING LIMITED
as 2004 Borrower

SIERRA LEASING LIMITED
as 1999 Borrower

AIRCRAFT SPC-9, LLC
as 1999 Borrower Parent

AIRCRAFT SPC-12, LLC
as 2004 Borrower Parent

INTERNATIONAL LEASE FINANCE CORPORATION
as 1999 Guarantor, 1999 Subordinated Lender, 2004 Guarantor and 2004 Subordinated Lender

AERCAP GLOBAL AVIATION TRUST,
as 2004 Guarantor and 2004 Subordinated Lender

AERCAP AVIATION SOLUTIONS B.V., AERCAP IRELAND LIMITED, AERCAP
IRELAND CAPITAL LIMITED, AERCAP U.S. GLOBAL AVIATION LLC, and
AERCAP HOLDINGS N.V.
as 2004 Guarantors

DEED OF AMENDMENT AND RELEASE
relating to

ECA facilities made available in respect of
certain Airbus aircraft

THIS DEED OF AMENDMENT AND RELEASE (this “Deed”) is made by way of deed on        February 2015

BETWEEN:

(1)                           BANK OF SCOTLAND PLC, a banking institution established under the laws of Scotland acting through its offices at 150 Fountainbridge, Edinburgh EH3 9PE, Scotland as Security Trustee under, and as defined in, the 2004 Facility Agreement (the “2004 Security Trustee”);

(2)                           BANK OF SCOTLAND PLC, a banking institution established under the laws of Scotland acting through its offices at 150 Fountainbridge, Edinburgh EH3 9PE, Scotland as Agent under, and as defined in, the 2004 Facility Agreement (the “2004 Agent”);

(3)                           BANK OF SCOTLAND PLC, a banking institution established under the laws of Scotland acting through its offices at 150 Fountainbridge, Edinburgh EH3 9PE, Scotland as Security Trustee under, and as defined in, the 1999 Facility Agreement (the “1999 Security Trustee”);

(4)                           BANK OF SCOTLAND PLC, a banking institution established under the laws of Scotland acting through its offices at 150 Fountainbridge, Edinburgh EH3 9PE, Scotland as Agent under, and as defined in, the 1999 Facility Agreement (the “1999 Agent”);

(5)                           WHITNEY LEASING LIMITED, a company incorporated under the laws of Bermuda and having its registered office at American International Building, 29 Richmond Road, Pembroke HM08, Bermuda, as Borrower under, and as defined in, the 2004 Facility Agreement (the “2004 Borrower”);

(6)                           SIERRA LEASING LIMITED, a company incorporated under the laws of Bermuda and having its registered office at 29 Richmond Road, Hamilton HM-AX, Bermuda, as Borrower under, and as defined in, the 1999 Facility Agreement (the “1999 Borrower”);

(7)                           AIRCRAFT SPC-12, LLC, a limited liability company formed under the laws of Delaware and having an office at 1100 North Market Street, DE 19890, as Borrower Parent under, and as defined in, the 2004 Facility Agreement (the “2004 Borrower Parent”);

(8)                           AIRCRAFT SPC-9, LLC, a limited liability company formed under the laws of Delaware and having an office at 1100 North Market Street, DE 19890, as Parent under, and as defined in, the 1999 Facility Agreement (the “1999 Borrower Parent”);

(9)                           INTERNATIONAL LEASE FINANCE CORPORATION, a corporation incorporated under the laws of the State of California and having its principal place of business at 10250 Constellation Blvd., Suite 3400, Los Angeles, CA 90067 (“ILFC”) as Guarantor under the 2004 Facility Agreement (in such capacity, a “2004 Guarantor”);

(10)                    INTERNATIONAL LEASE FINANCE CORPORATION, a corporation incorporated under the laws of the State of California and having its principal place of business at

10250 Constellation Blvd., Suite 3400, Los Angeles, CA 90067 as Subordinated Lender under, and as defined in, the 2004 Facility Agreement (in such capacity, a “2004 Subordinated Lender”);

(11)                    INTERNATIONAL LEASE FINANCE CORPORATION, a corporation incorporated under the laws of the State of California and having its principal place of business at 10250 Constellation Blvd., Suite 3400, Los Angeles, CA 90067 as Guarantor under the 1999 Facility Agreement (the “1999 Guarantor”);

(12)                    INTERNATIONAL LEASE FINANCE CORPORATION, a corporation incorporated under the laws of the State of California and having its principal place of business at 10250 Constellation Blvd., Suite 3400, Los Angeles, CA 90067 as Subordinated Lender under, and as defined in, the 1999 Facility Agreement (the “1999 Subordinated Lender”);

(13)                    AERCAP AVIATION SOLUTIONS B.V., a company incorporated under the laws of the Netherlands registered with the trade register of the chambers of commerce under registration number 55083617, whose registered office is at AerCap House, Stationsplein 965, 1117 CE Schiphol, The Netherlands, as New Guarantor under the Deed of Amendment, Consent and Guarantee (in such capacity, a “2004 Guarantor”);

(14)                    AERCAP IRELAND LIMITED, a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland, as New Guarantor under the Deed of Amendment, Consent and Guarantee (in such capacity, a “2004 Guarantor”);

(15)                    AERCAP IRELAND CAPITAL LIMITED, a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland, as New Guarantor under the Deed of Amendment, Consent and Guarantee (in such capacity, a “2004 Guarantor”);

(16)                    AERCAP GLOBAL AVIATION TRUST, a statutory trust established in the state of Delaware and having its office at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890 (“AGAT”), as New Guarantor under the Deed of Amendment, Consent and Guarantee (in such capacity, a “2004 Guarantor”) and as Subordinated Lender under, and as defined in, the 2004 Facility Agreement (in such capacity, a “2004 Subordinated Lender”);

(17)                    AERCAP U.S. GLOBAL AVIATION LLC, a limited liability company formed under the laws of Delaware and having its office at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, as New Guarantor under the Deed of Amendment, Consent and Guarantee (in such capacity, a “2004 Guarantor”); and

(18)                    AERCAP HOLDINGS N.V., a company incorporated under the laws of the Netherlands registered with the trade register of the chambers of commerce under registration number 34251954, whose registered office is at AerCap House, Stationsplein 965, 1117 CE Schiphol, The Netherlands (“AerCap Holdings”), as New Guarantor under the Deed of Amendment, Consent and Guarantee (in such capacity, a “2004 Guarantor”).

WHEREAS:

(A)                         The Finance Parties have entered into security and financing arrangements with the Obligors pursuant to and in connection with the 1999 Facility Agreement, the 2004 Facility Agreement, the Cross-Collateralisation Deed and the Deed of Amendment, Consent and Guarantee.

(B)                         Each of the parties to this Deed has agreed that the Cross-Collateralisation Deed and the 2004 Facility Agreement shall be amended as set out in this Deed.

(C)                         Each of the parties to this Deed has agreed that the 1999 Facility Agreement and the other 1999 Transaction Documents shall be terminated on and subject to the terms and conditions set forth herein and that the Cross-Collateralisation Deed shall cease to apply to the 1999 Aircraft.

NOW THEREFORE THIS DEED WITNESSES as follows:

1.                                      INTERPRETATION

1.1                               Capitalised words and expressions used in this Deed, but not expressly defined herein, shall have the respective meanings ascribed thereto in the Cross-Collateralisation Deed without giving effect to Clause 2 hereof and, if not defined in the Cross-Collateralisation Deed, in the 2004 Facility Agreement.

1.2                               In this Deed:

“1999 Aircraft” means collectively those Airbus aircraft which have been financed under the 1999 Facility Agreement or any aircraft which has been substituted for a 1999 Aircraft in accordance with the provisions of Clause 4.7 (Substitution of Aircraft) of the 1999 Facility Agreement.

“1999 Collateral” means all assets, properties, rights, title and interests of the 1999 Obligors that are subject to a Lien constituted by, or otherwise encumbered pursuant to, a 1999 Security Document.

“1999 Security Documents” means the Aircraft Security Documents (as defined in the 1999 Facility Agreement) and each other document, agreement or instrument constituting a Lien in any of the assets, properties, rights, title or interests of the 1999 Obligors pursuant to or in connection with the 1999 Facility Agreement.

“1999 Terminated Documents” means the 1999 Facility Agreement, the 1999 Security Documents, the Second Priority Sierra Debenture and the other 1999 Transaction Documents, other than the Cross-Collateralisation Deed, any bills of sale and other document, agreement or instrument to which a person that is not a party to this Deed is a party.

“2004 Aircraft” means collectively those Airbus aircraft which have been financed under the 2004 Facility Agreement or any aircraft which has been substituted for a 2004

Aircraft in accordance with the provisions of Clause 4.7 (Substitution of Aircraft) of the 2004 Facility Agreement.

“2004 Loan Aircraft” means a 2004 Aircraft that is a Loan Aircraft.

“2004 Prepaid Aircraft” means the 2004 Aircraft described in Part B of Schedule 1.

“2004 Released Aircraft” means the 2004 Aircraft described in Parts A and B of Schedule 1.

“2004 Released Aircraft Collateral” means the 2004 Released Aircraft, all leases in respect thereof (including all Lease Rights (as defined in the Borrower Debenture or any Sub-Borrower Debenture) in respect thereof), all Debts (as defined in the Borrower Debenture or any Sub-Borrower Debenture) relating to a 2004 Released Aircraft, all amounts released to the Borrower in accordance with Clause 2.8 hereof, and all other property, rights and interests of the 2004 Obligors to the extent relating to the 2004 Released Aircraft.

“2004 Security Documents” means the Aircraft Security Documents (as defined in the 2004 Facility Agreement) and each other document, agreement or instrument constituting a Lien in any of the assets, properties, rights, title or interests of the 2004 Obligors pursuant to or in connection with the 2004 Facility Agreement.

“Charged Account” means any bank account of any person that has been charged or otherwise encumbered in favour of the 1999 Security Trustee or the 2004 Security Trustee for the benefit of any Finance Party.

“Cross-Collateralisation Deed” means the deed of cross-collateralisation dated 27 February 2010 between, among others, certain parties to this Deed, as amended and supplemented from time to time.

“Deed of Amendment, Consent and Guarantee” means the deed of amendment, consent and guarantee dated 17 April 2014, between the parties to this Deed, as amended and supplemented from time to time.

“Effective Date” has the meaning specified in Clause 5 (Effective Date).

“Guarantor” means any, each or all, as the context may require, of the 1999 Guarantor and the 2004 Guarantors.

“Lien” means any encumbrance or security interest, including any security, mortgage, pledge, charge, lien or hypothecation.

“Parties” means each party to this Deed and “Party” shall mean any one of them, as the context may require.

“Second Priority Sierra Debenture Collateral” means all assets, properties, rights, title and interests of the 1999 Obligors that are subject to a Lien constituted by, or otherwise encumbered pursuant to, the Second Priority Sierra Debenture.

“Second Priority Whitney Debenture Collateral” means all assets, properties, rights, title and interests of the 2004 Obligors that are subject to a Lien constituted by, or otherwise encumbered pursuant to, the Second Priority Whitney Debenture.

“Transaction Documents” means the 1999 Transaction Documents and the 2004 Transaction Documents and shall include, for the avoidance of doubt, the Cross-Collateralisation Deed and the Deed of Amendment, Consent and Guarantee.

“Unrestricted Payments” means all amounts, including Rentals, Maintenance Reserves and Security Deposits, paid or payable by the relevant Lessee or any other person under or in respect of a Lease or other agreement in respect of or relating to a 2004 Aircraft, other than, (a) Maintenance Reserves and Security Deposits paid or payable in respect of a 2004 Loan Aircraft or, following the occurrence of a Termination Event and for so long as the same shall be continuing, in respect of a No Loan 2004 Aircraft, (b) Rentals payable in respect of a 2004 Loan Aircraft following the occurrence of an Additional Collateral Trigger Event or a Termination Event and for so long as the same shall be continuing and (c) Rentals payable in respect of a No Loan 2004 Aircraft following the occurrence of a Termination Event and for so long as the same shall be continuing.

1.3                               Any reference in this Deed to a “Clause” or “Schedule” shall, subject to any contrary indication, be construed as a reference to a clause or schedule hereof.

1.4                               Save where the contrary is indicated, any reference in this Deed to this Deed or any other agreement or document shall be construed as a reference to this Deed or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented in accordance with the provisions hereof and thereof.

1.5                               Clause, Part and Schedule headings are for ease of reference only.

1.6                               A Statute shall be construed as a reference to such statute as the same may have been, or may from time to time be amended or re-enacted.

2.                                      AMENDMENTS AND RELEASE

Each of the Parties agrees that, with effect from the Effective Date:

2.1                               The Cross-Collateralisation Deed is amended as follows:

2.1.1                     The definitions of “1999 Account Shortfall”, “1999 Aircraft”, “1999 Facility Agreement”, “1999 Finance Parties”, “1999 Lenders”, “1999 Obligors”, “1999 Secured Obligations”, “1999 Security”, “1999 Transaction Documents” and “No Loan 1999 Aircraft” shall be deleted and all references to such terms, and to any other terms as defined in the 1999 Facility Agreement, shall be of no further effect.

2.1.2                     The definition of “2004 Account Shortfall” shall be deleted and replaced with the following:  “2004 Account Shortfall” means, at the time when proceeds are to be applied pursuant to Clause 2.2, the amount (if any) by which MR/SD Exposure Coverage Test (as defined in Clause 5.1.7) fails to be satisfied at such time having regard to the LC Amount and the aggregate Lessee Funded Cash Collateral at such time.

2.1.3                     Clause 2 (Application of Proceeds) shall be amended as follows:

(a)                                 by deleting Clause 2.1 thereof without re-numbering subsequent clauses;

(b)                                 in Clauses 2.2.1, 2.2.2 and 2.2.3, by deleting sub-clauses (d) and (e) thereof without re-lettering subsequent sub-clauses and replacing the first words of sub-clauses (f) and (g) of each thereof with “fourthly” and “fifthly” respectively; and

(c)                                  by deleting Clause 2.3 thereof without re-numbering the subsequent clause.

2.1.4                     Clause 4 (Appointment of Security Trustees) shall be deleted without re-numbering subsequent clauses and the appointments set forth therein shall be terminated.

2.1.5                     The following shall be inserted into the Cross-Collateralisation Deed as new Clause 5.1.7:

“5.1.7

(a)                In this Clause 5.1.7, the following terms have the following respective meanings:

“2004 Loan Aircraft” means a 2004 Aircraft that is a Loan Aircraft.

“Additional Cash Collateral” has the meaning given to in Clause 5.1.7(j).

“Additional Collateral Trigger Event” means the occurrence of any of the following events and circumstances:

(a)                                                    the Net Worth of AerCap Holdings is, as at any Testing Date, less than two billion Dollars ($2,000,000,000); or

(b)                                                    the ratio of the Shareholder Funds of AerCap Holdings to the Total Assets of AerCap Holdings is,

(i)                                     at any Testing Date falling in the period from (and including) the Effective Date to (and including) 30 September 2015, less than twelve per cent. (12%); and

(ii)                                  at any Testing Date falling on or after 1 October 2015, less than fourteen per cent. (14%).

“AerCap Group” means AerCap Holdings and its Subsidiaries from time to time

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

“Deed of Amendment and Release” means the deed of amendment and release dated        February 2015 between, among others, certain parties to this Deed, as amended and supplemented from time to time.

“Holding Company” means, in relation to any person, any other person in respect of which it is a Subsidiary

“Hybrid Capital Securities” means, in respect of any member of the AerCap Group and from time to time, any outstanding hybrid capital securities of such person the proceeds of which are accorded a percentage of equity treatment by one or more of Standard & Poor’s, Moody’s Investor Service or Fitch Ratings.

“Hybrid Capital Securities Percentage” means, in respect of any member of the AerCap Group and from time to time, the actual percentage of such person’s Hybrid Capital Securities which any two of Standard & Poor’s, Moody’s Investor Service or Fitch Ratings agree is to be treated as equity and, in the event different percentages are applied by each such rating agency, the average of the relevant percentages applied by such rating agencies.

“Lessee Funded Cash Collateral” means, as of any date, (a) all cash then held by the 2004 Security Trustee as security for the 2004 Secured Obligations, or held in any Relevant Charged Account, which represents a payment of Maintenance Reserves or Security Deposits by or on behalf of a Lessee, or which represents proceeds of a drawing under a letter of credit delivered pursuant to this Clause 5.1.7 plus (b) any cash paid by or on behalf  the 2004 Borrower to a Relevant Charged Account pursuant to Clause 5.1.7(h) or which the 2004 Borrower has otherwise deposited in a Relevant Charged Account and specified in writing to the 2004 Security Trustee shall be deemed Lessee Funded Cash Collateral, which in the case of (a) and (b) has not, as of such date, been reimbursed or paid to a Lessee or paid to any 2004 Obligor or otherwise applied in accordance with the terms of the applicable Lease.

“LC Amount” means, as of any date, the aggregate undrawn Dollar amount, as of such date, of all Qualifying LCs delivered to the 2004 Security Trustee pursuant to this Clause 5.1.7, provided that, if an LC Issuer Downgrade applies with respect to a letter of credit, such letter of credit shall continue to be a “Qualifying LC” for purposes of this definition until the earlier of (a) its replacement with cash and/or a Qualifying LC in accordance with Clause 5.1.7(h) or (b) the expiration of the 30 day period set forth in Clause 5.1.7(h).

“LC Issuer Downgrade” means any downgrade in the long term credit rating of a bank that has confirmed or, if there is no confirming bank, issued, a letter of credit delivered by the 2004 Borrower to the 2004 Security Trustee pursuant to this Clause 5.7.1 below A- from Standard & Poor’s or the equivalent rating with Moody’s Investor Service or, in the event that such bank was approved as a Qualifying LC Issuer under the proviso to the definition of “Qualifying LC Issuer”, any downgrade in the long term credit rating of such bank more than one level below the credit rating that it had at the time of the 2004 Security Trustee’s approval of such bank as a Qualifying LC Issuer.

“LC Renewal Date” means, with respect to any letter of credit delivered pursuant to this Clause 5.1.7 the date which falls thirty Business Days prior to the scheduled expiry date of such letter of credit.

“MR/SD Exposure” means, as of any date, the aggregate amount of all cash paid by the applicable Lessees pursuant to the Leases in respect of the 2004 Loan Aircraft in respect of Maintenance Reserves and Security Deposits which has not, as of such date, been reimbursed to the applicable Lessee or otherwise applied in accordance with the terms of the applicable Lease.

“Net Worth” means, at any time, the sum of AerCap Holdings’ Shareholder Funds at that time.

“Qualifying LC” means a letter of credit which is:

(a)                                                    issued or confirmed by a Qualifying LC Issuer;

(b)                                                    denominated in Dollars;

(c)                                                     substantially in the form of Exhibit A hereto, or otherwise in customary form for a standby letter of credit and which constitutes an irrevocable and absolute payment undertaking of the issuing bank, payable without proof or evidence of entitlement or loss required other than presentation of a fully executed original draft and certificate in the form called for thereunder (the form of which shall be substantially similar to the form of certificate called for under Exhibit A hereto or such other form as may be acceptable to the Security Trustee, acting reasonably);

(d)                                                    has a non-cancellable term of not less than 364 days, or, if earlier, the date on which the final scheduled payment of principal is due in respect of the Loans related to the 2004 Aircraft; and

(e)                                                     is presentable for payment at sight at, an office of the Qualifying LC Issuer in Dublin, London or New York;

“Qualifying LC Issuer” means an international bank which has a credit rating of A- or higher from Standard & Poor’s or the equivalent or higher rating from Moody’s Investor Service, provided that upon the 2004 Borrower’s request, the 2004 Security Trustee may (acting on the instructions of the Instructing Group, in their sole discretion approve) an international bank as a “Qualifying LC Issuer” in relation to one or more of the letters of credit to be issued hereunder notwithstanding that it fails to meet such minimum credit rating requirement.

“Reference Period” means (a) the period from and including the first Semi-Annual Date falling immediately after the date of release of the Initial Release Amount pursuant to Clause 5.1.7(b) to but excluding the next succeeding Semi-Annual Date and (b) each subsequent period from and including a Semi-Annual Date to but excluding the immediately succeeding Semi-Annual Date.

“Relevant Charged Account” means any bank account of any 2004 Obligor that has been charged or otherwise encumbered in favour of the 2004 Security Trustee, for the benefit of the 2004 Finance Parties on terms where the consent of the 2004 Security Trustee is required for the withdrawal of any amounts from that account.  A list of the Relevant Charged Accounts as of the date of the Deed of Amendment and Release is set forth in Schedule 2 thereto.

“Semi-Annual Date” means 30 June and 31 December in each calendar year.

“Shareholder Funds” means, as of any date of determination for AerCap Group on a consolidated basis the sum of: (a) shareholders’ equity (including (i) capital stock, (ii) additional paid-in capital, (iii) the amount that is (x) the aggregate amount outstanding of Hybrid Capital Securities multiplied by (y) the Hybrid Capital Securities Percentage, and (iv) retained earnings after deducting treasury stock) as of such date determined in accordance with US GAAP; plus (b) to the extent not otherwise included in limb (a), above, any outstanding market auction preferred stock of International Lease Finance Corporation or its Affiliates which were not members of the AerCap Group prior to May 14, 2014.

“Subsidiary” means, in relation to any person, any other person:

(a)                                                    which is controlled, directly or indirectly, by the first mentioned person (and, for this purpose, a person shall be treated as being controlled by another if that other person is able to direct its affairs and/or control the composition of its board of directors or equivalent body);

(b)                                                    more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned person;

(c)                                                     which is a Subsidiary of another Subsidiary of the first mentioned person; or

(d)                                                    where the beneficial interest of such other person, if it is a trust, association or other unincorporated organisation, is more than fifty per cent. (50%) owned, directly or indirectly, by the first mentioned person.

“Testing Date” means:

(a)                                                    the last day of each semi-annual accounting period of AerCap Holdings; or

(b)                                                    in order to enable the 2004 Borrower to establish at any time that an Additional Collateral Trigger Event is no longer in existence, the last day of the calendar month immediately preceding the month in which the 2004 Borrower delivers its certificate pursuant to Clause 5.1.7(j)(I).

“Total Assets” means the total of AerCap Holdings’ consolidated assets, as shown in the consolidated accounts of AerCap Holdings most recently filed with the Securities and Exchange Commission.

(b)                In this Section 5.1.7, references to the “MR/SD Exposure Coverage Test” being satisfied on any date shall mean that the following statement is true on such date:

LCA ≥ 110% x [MR/SD — LFCC]

where:

“LCA” means the LC Amount as of such date

“MR/SD” means the MR/SD Exposure as of such date

“LFCC” means the Lessee Funded Cash Collateral as of such date.

For the avoidance of doubt, if the LC Amount as of the relevant date is zero, then the Lessee Funded Cash Collateral as of such date must equal or exceed the MR/SD Exposure as of such date in order for the test to be satisfied.

(c)                 At any time and from time to time, so long as no Termination Event has occurred which is continuing, notwithstanding anything to the contrary contained in any Transaction Document (including this Deed), the 2004 Borrower may request in writing the release to it, or as it may direct, of up to all Lessee Funded Cash Collateral held as of the date of its request. The 2004 Security Trustee shall release such amount, or issue such consents and instructions as may be necessary to cause the release of such amount, to the 2004 Borrower within three (3) Business Days of the 2004 Borrower causing to be delivered to the 2004 Security Trustee one or more Qualifying LCs in an aggregate amount not less than 110% of the amount requested to be released, together with a certificate of the 2004 Borrower representing and warranting to the 2004 Security Trustee that the MR/SD Exposure Coverage Test shall be satisfied immediately following such release. If the 2004 Borrower’s request is for the release of less than all of the Lessee Funded Cash Collateral held at such time, the released amount shall be withdrawn from whichever one or more of the Relevant Charged Accounts, and in such proportions, as the 2004 Borrower may direct in writing.

(d)                The 2004 Borrower may at any time and from time to time increase the LC Amount, including by delivering additional Qualifying LCs to the 2004 Security Trustee (but not by increasing the amount of any letter of credit delivered pursuant to this Clause 5.1.7 which is, at such time, subject to an LC Issuer Downgrade).  The 2004 Borrower may at any time and from time to time, so long as no Termination Event has occurred which is continuing, decrease the LC Amount, including by terminating any Qualifying LC delivered hereunder or electing not to renew or replace an expiring Qualifying LC delivered hereunder, provided that (i) following such decrease, the MR/SD Exposure Coverage Test is satisfied, having regard to any increase or decrease (if any) in the Lessee Funded Cash Collateral amount on the date of such decrease in the LC Amount and (ii) the 2004 Borrower issues a certificate representing and warranting to the 2004 Security Trustee that such is the case.  The 2004 Security Trustee shall, upon the 2004 Borrower’s request, issue any consents or instructions that are necessary in order to implement any increase or decrease in the LC Amount in accordance with this Clause 5.1.7(d).

(e)                 At any time and from time to time, so long as no Termination Event has occurred which is continuing, notwithstanding anything to the contrary contained in any Transaction Document (including this Deed), the 2004 Borrower may, without providing Qualifying LCs in accordance with Clause 5.1.7(c), request in writing the release to it, or as it may direct, of Lessee Funded Cash Collateral in any amount which shall not cause the MR/SD Exposure Coverage Test to cease to be satisfied immediately following such release. The 2004 Security Trustee shall release such amount, or issue such consents and instructions as may be necessary to cause the release of such amount, to the 2004 Borrower within three (3) Business Days of the 2004 Borrower’s request, provided that the 2004 Borrower has issued a certificate representing and warranting to the 2004 Security Trustee that the MR/SD Exposure Coverage Test shall be satisfied immediately following such release. If the 2004 Borrower’s request is for the release of less than all of the Lessee Funded Cash Collateral held at such time, the released amount shall be withdrawn from whichever one or more of the Relevant Charged Accounts, and in such proportions, as the 2004 Borrower may direct in writing.

(f)                  All Lessee claims for reimbursement of Maintenance Reserves and Security Deposits pursuant to the Leases in respect of 2004 Loan Aircraft shall, subject to the terms of the 2004 Transaction Documents, be paid first from available Lessee Funded Cash Collateral and second, to the extent that there is insufficient Lessee Funded Cash Collateral at such time, from the applicable 2004 Obligor’s own funds or funds made available to it by a Subordinated Lender or by its shareholder as equity contributions.

(g)                 The 2004 Borrower shall ensure that each Qualifying LC delivered to the 2004 Security Trustee hereunder is replaced or extended no later than the relevant LC Renewal Date, unless (i) the expiration date of such Qualifying LC falls on or after the date on which the final scheduled payment of principal in respect of the Loans related to the 2004 Aircraft is to be made or (ii) the 2004 Borrower elects not to replace or extend such Qualifying LC in order to reduce the LC Amount and does so in compliance with Clause 5.1.7(d).

(h)                In the event that an LC Issuer Downgrade occurs, the 2004 Security Trustee may require that the 2004 Borrower, as soon as practicable following the 2004 Security Trustee’s request therefor but in any event by no later than the date which falls thirty (30) days after the date such request is received by the 2004 Borrower (unless the 2004 Security Trustee subsequently agrees otherwise): (i) provide the 2004 Security Trustee with one or more replacement Qualifying LCs issued by Qualifying LC Issuers (whereupon the 2004 Security Trustee shall promptly deliver the replaced letter of credit to the relevant LC Issuer or as the 2004 Borrower may otherwise direct) and/or (ii) deposit cash into one or more Relevant Charged Accounts, in the aggregate amount needed to ensure that, immediately following the taking of all such actions, the MR/SD Exposure Coverage Test is satisfied.

(i)                    Each letter of credit delivered hereunder to the 2004 Security Trustee shall form part of the security for the 2004 Secured Obligations, and the 2004 Security Trustee shall be entitled to make a drawing under any such letter of credit at any time following the occurrence of a Termination Event which is continuing subject to and in accordance with this Clause 5.1.7. Any amount drawn by the Security Trustee under any such letter of credit may, at the direction of the Instructing Group, either (a) be treated as Proceeds and may be applied in the manner provided for in the 2004 Transaction Documents; or (b) may be retained by the Security Trustee (or in any Relevant Charged

Account) until the payment and discharge of the 2004 Secured Obligations in full for use towards meeting any ongoing MR/SD Exposure.

The 2004 Security Trustee shall not make any drawing under a letter of credit delivered to it hereunder without the prior written consent of the 2004 Borrower unless: (i) the 2004 Borrower does not renew or replace a letter of credit by the time that it is required to do so pursuant to Clause 5.1.7(g), provided that, in such circumstances, the Security Trustee may only draw on the affected letter of credit; or (ii) a Termination Event under and as defined in the 2004 Facility Agreement has occurred and is continuing, and in each case subject to the following requirements of this sub-clause (i).  If the 2004 Security Trustee is entitled to make a drawing under a letter of credit in accordance with the foregoing, (x) unless the drawing has been made in connection with a Termination Event which is continuing, the amount drawn under such letter of credit on any date, together with the Lessee Funded Cash Collateral held on such date immediately prior to such drawing, together with all other drawings under letters of credit on such date, shall not exceed the MR/SD Exposure as of such date, (y) unless a drawing has been made in connection with a Termination Event which is continuing, the 2004 Borrower shall be entitled to request a release of Lessee Funded Cash Collateral as and to the extent permitted under Clause 5.1.7(e), and (z) the drawing notice issued to the relevant bank will direct payment to be made to the Maintenance Reserves Accounts and the Security Deposit Accounts (wherein such amounts shall be held and/or applied in accordance with the terms of the 2004 Transaction Documents) in such proportion as the Security Trustee may elect, provided however that, unless a drawing has been made in connection with a Termination Event which is continuing, the 2004 Borrower shall be entitled to transfer amounts between the relevant Maintenance Reserves Accounts and the Security Deposit Accounts to reflect the proportionate exposure of each account holder to the relevant Lessees in respect of Maintenance Reserves and Security Deposits.

(j)                   Following the occurrence of an Additional Collateral Trigger Event, and for so long as the same is continuing, (i) the 2004 Borrower shall cease to be entitled to the release of Lessee Funded Cash Collateral under Clauses 5.1.7(c) or (e), but, for the avoidance of doubt, shall remain entitled under Clause 5.1.7(d) to reduce the amount of any Qualifying LCs delivered hereunder and (ii) Rentals payable in respect of each 2004 Loan Aircraft following the occurrence of such Additional Collateral Trigger Event shall cease to be Unrestricted Payments for purposes of Clause 2.8 of the Deed of Amendment and Release and shall revert to being paid or transferred into the applicable Relevant Charged Account as and to the extent required under the 2004 Transaction Documents (and the 2004 Obligors shall issue such notices as the 2004 Security Trustee may direct to the Lessees to that effect), provided that the 2004 Borrower shall be entitled to direct the application of such Rental amounts to payments of principal, interest and other amounts due under the 2004 Transaction Documents.  Within five (5) Business Days following the occurrence of an Additional Collateral Trigger Event which is continuing, the 2004 Borrower shall either, or in any combination, (x) deposit cash in a Relevant Charged Account selected by the 2004 Security Trustee (the “Additional Cash Collateral”) and/or (y) deliver additional Qualifying LCs to the 2004 Security Trustee or increase the amount of any existing Qualifying LCs, in an aggregate amount equal to three per cent. (3%) of the Aircraft Purchase Price (as defined in the 2004 Facility Agreement) in respect of all 2004 Aircraft remaining as of the date of the Additional Collateral Trigger Event.  Upon the cessation of the relevant Additional Collateral Trigger Event, (I) Rentals payable in respect of each 2004 Loan Aircraft shall revert to being Unrestricted Payments and the 2004 Security Trustee shall, within three (3) Business Day of the 2004 Borrower issuing a certificate to the 2004 Security Trustee certifying that no Additional Collateral Trigger Event is in existence, release all Additional Cash Collateral and all amounts then held in Relevant Charged Accounts representing Rentals payable in respect of 2004 Loan Aircraft, or issue such consents and instructions as may be necessary to cause the release of all such amounts, to the 2004 Borrower and return for cancellation all additional Qualifying LCs delivered pursuant to this Section 5.1.7(j) or, as the case may be, consent to a reversal of any increase in the amount of any Qualifying LC effected pursuant to this Section 5.1.7(j), and (II) the 2004 Borrower’s rights under Clauses 5.1.7(c) and (e) shall be restored.

(k)                Within ten (10) days following each Semi-Annual Date, the 2004 Borrower shall deliver a report to ECGD, COFACE, Euler-Hermes and the 2004 Security Trustee substantially in the form set forth in Exhibit B demonstrating that the MR/SD Exposure Coverage Test is satisfied as of such Semi-Annual Date or any other date within ten (10) days thereafter.

(l)                    The 2004 Borrower shall be entitled to make multiple requests from time to time for reductions and increases in the LC Amount, each in accordance with the applicable terms of this Clause 5.1.7. During the first Reference Period, the 2004 Borrower shall be entitled to make multiple requests from time to time for release of Lessee Funded Cash Collateral and exchange of Lessee Funded Cash Collateral for Qualifying LCs in accordance with the applicable terms of this Clause 5.1.7, but in each subsequent Reference Period the 2004 Borrower shall be limited to two (2) such requests per Reference Period.  For the avoidance of doubt, nothing herein shall limit the 2004 Borrower’s right to require the release of amounts from the Relevant Charged Accounts to satisfy Lessee claims as and to the extent permitted under the terms of the Transaction Documents.”

2.1.6                     Clauses 6.1, 6.2.1 and 6.4 shall be of no further effect.

2.2                               The 2004 Facility Agreement is amended as follows:

2.2.1                     The definition of “1999 Facility Agreement” shall be deleted and all references to such term, and to any other terms as defined in the 1999 Facility Agreement, shall be of no further effect.

2.2.2                     Each reference in Clause 8.4: (a) to the “Second Trigger Event” shall be deleted and (b) to an “AIG Group Company” shall be deleted and replaced by a reference to an “AerCap Holdings Group Company”.

2.2.3                     In the fourth line of Clause 8.4.1, the words “another Subordinated Lender” shall be inserted immediately after “other than to”.

2.3                               Except for the provisions thereof that expressly survive termination and payment and discharge of the 1999 Secured Obligations, the 1999 Terminated Documents and the 1999 Obligors’ and the 1999 Guarantor’s obligations thereunder are hereby terminated and discharged.

2.4                               The 1999 Security Trustee (a) without recourse, representation or warranty hereby releases all the 1999 Obligors’ and the 2004 Obligor’s assets and undertaking from the fixed charges and the floating charges and other Liens constituted by the 1999 Security Documents and the Second Priority Whitney Debenture respectively and reassigns all the 1999 Obligors’ and the 2004 Obligor’s assets and undertaking assigned to the 1999 Security Trustee by or pursuant to the 1999 Security Documents and the Second Priority Whitney Debenture, (b) confirms and agrees that the 1999 Collateral and the Second Priority Whitney Debenture Collateral shall be held freed and discharged from the security created by, and all claims arising under, the 1999 Security Documents and the Second Priority Whitney Debenture, (c) agrees that it will (at the cost and expense of the 1999 Obligors and the 2004 Obligors) do all things and execute all documents as may reasonably be requested by the 1999 Borrower or the 2004 Borrower to give effect to the foregoing release and reassignment, and (d) appoints each of the 1999 Obligors and the 2004 Obligors as its attorney for the sole purpose of giving notice (at the cost and expense of the 1999 Obligors and the 2004 Obligors) on behalf of the 1999 Security Trustee of reassignment to any person on notice of the assignment of any of the 1999 Collateral or the Second Priority Whitney Debenture Collateral to the 1999 Security Trustee.  A list of the 1999 Aircraft that are being released from the Liens constituted by the 1999 Security Documents is set forth in Part C of Schedule 1.

2.5                               The Parties acknowledge and agree that, notwithstanding anything to the contrary set forth in any Transaction Document (and any such provision to the contrary is hereby terminated and be of no further effect), with effect from the Effective Date no amounts payable by a lessee or any other person under any lease or other agreement in respect of a 1999 Aircraft shall be required to be paid or transferred to the 1999 Security Trustee or to any Charged Account and the 1999 Borrower shall be entitled to freely withdraw any such amounts subsequently deposited in any Charged Account.

2.6                               The 2004 Security Trustee (a) without recourse, representation or warranty hereby releases all the 1999 Obligors’ assets and undertaking from the fixed charges and the floating charges and other Liens constituted by the Second Priority Sierra Debenture and reassigns all the 1999 Obligors’ assets and undertaking assigned to the 2004 Security Trustee by or pursuant to the Second Priority Sierra Debenture, (b) confirms and agrees that the Second Priority Sierra Debenture Collateral shall be held freed and discharged from the security created by, and all claims arising under, the Second Priority Sierra Debenture, (c) agrees that it will (at the cost and expense of the 1999 Obligors) do all things and execute all documents as may reasonably be requested by the 1999 Borrower to give effect to the foregoing release and reassignment, and (d) appoints each of the 1999 Obligors as its attorney for the sole purpose of giving notice (at the cost and expense of the 1999 Obligors) on behalf of the 2004 Security Trustee of reassignment to any person on notice of the assignment of any of the Second Priority Sierra Debenture Collateral to the 2004 Security Trustee.

2.7                               The 2004 Security Trustee (a) without recourse, representation or warranty hereby releases all the 2004 Obligors’ rights, title, benefits and interests in and to the 2004 Released Aircraft Collateral from the fixed charges and the floating charges and other Liens constituted by the 2004 Security Documents and reassigns all of the 2004 Released Aircraft Collateral to the applicable 2004 Obligors, (b) confirms and agrees that the 2004 Released Aircraft Collateral shall be held freed and discharged from the security created by, and all claims arising under, the 2004 Security Documents, (c) agrees that it will (at the cost and expense of the 2004 Obligors) do all things and execute all documents as may reasonably be requested by the 2004 Borrower to give effect to the foregoing release and reassignment, and (d) appoints each of the 2004 Obligors as its attorney for the sole purpose of giving notice (at the cost and expense of the 2004 Obligors) on behalf of the 2004 Security Trustee of reassignment to any person on notice of the assignment of any of the 2004 Released Aircraft Collateral to the 2004 Security Trustee.

2.8                               Notwithstanding any provision to the contrary set forth in any Transaction Document (and any such provision is hereby terminated and shall be of no further effect), Unrestricted Payments shall not be required to be paid or transferred to the 2004 Security Trustee or to any Charged Account, and any all amounts representing Unrestricted Payments held by the 2004 Security Trustee or held in any Charged Account as of the Effective Date or at any time thereafter, shall be released to the 2004 Obligors to such account as the 2004 Borrower may specify in writing.

2.9                               Within 30 days of the Effective Date, the 2004 Borrower shall prepare and submit to the 2004 Agent a conformed copy of the Cross-Collateralisation Deed for the parties’ reference, reflecting the amendments thereto effected pursuant to this Deed and the Deed of Amendment, Consent and Guarantee.

2.10                        The 2004 Security Trustee acknowledges and agrees on behalf of the 2004 Finance Parties that following a 2004 Aircraft becoming a No Loan Aircraft and being released from the Liens which are then granted in favour of the Security Trustee pursuant to Clause 5.1.4, such aircraft may continue to be owned, directly or indirectly, by the 2004 Borrower for a period of time pending its transfer out of the 2004 Borrower group structure and that in such circumstances, such aircraft and any related lease or other collateral related to such aircraft (including any Sub-Borrower which owns such aircraft and which does not own any other 2004 Aircraft which is then part of the Collateral) do not constitute collateral or security for the 2004 Secured Obligations, the 2004 Finance Parties shall have no rights, title or interest therein and such aircraft shall not be considered a “2004 Aircraft” for any purpose of the 2004 Transaction Documents.

3.                                      REPRESENTATIONS AND WARRANTIES

Each of the parties to this Deed (other than the Finance Parties) represents and warrants (as to itself only) to the Finance Parties that, as at the date hereof:

3.1                               it is duly established, organised or incorporated (as applicable) and validly existing under the laws of its jurisdiction of incorporation, and has full power, authority and legal right to own its property and carry on its business as presently conducted;

3.2                               it has the power and capacity to execute and deliver, and to perform its obligations under this Deed and all necessary action has been taken to authorise the execution, delivery and performance of the same; and

3.3                               it has taken all necessary legal action to authorise the person or persons who execute and deliver this Deed, to execute and deliver the same and thereby bind it to all the terms and conditions hereof and thereof and to act for and on behalf of it as contemplated hereby and thereby.

4.                                      GUARANTEE CONFIRMATION

Each 2004 Guarantor hereby represents, warrants and confirms for the benefit of the 2004 Finance Parties that, as of the Effective Date, its guarantee set forth in the 2004 Facility Agreement (in the case of ILFC) and in the Deed of Amendment, Consent and Guarantee (in the case of each 2004 Guarantor other than ILFC) is and remains in full force and effect and binding upon it and that the guaranteed obligations include any and all amounts, obligations and liabilities from time to time owing or payable, undertaken, incurred or assumed by any 2004 Obligor or AGAT (as applicable) under and pursuant to any of the 2004 Transaction Documents as amended hereby.

5.                                      EFFECTIVE DATE

This Deed shall become effective on the date (the “Effective Date”), which may be the date hereof, upon which the 2004 Borrower shall have repaid, or as the case may be, prepaid the Loans in respect of the 2004 Prepaid Aircraft in accordance with Clause 4.2 or Clause 4.3, as applicable, of the 2004 Facility Agreement, together with all other amounts due and payable in connection with such or repayments or prepayments in accordance with such provision. At such time, the 2004 Prepaid Aircraft shall cease to be 2004 Loan Aircraft.

6.                                      NOTICES

6.1                              Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax or letter.

6.2                               Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed is that identified with its name below or any substitute address or fax number or department or officer as the Party may notify to each Agent (or any Agent may notify to the other Parties, if a change is made by any Agent) by not less than five (5) Business Days’ notice.

6.2.1                     If to the 2004 Security Trustee or the 1999 Security Trustee:

Bank of Scotland PLC
150 Fountainbridge,
Edinburgh EH3 9PE,
Scotland
Facsimile: 0207 158 3179
Attention: Mike Gear

6.2.2                     If to the 2004 Agent or 1999 Agent:

Bank of Scotland PLC
125 London Wall, 4th Floor
London EC2Y 5AS
England
Facsimile: 0207 158 3179
Attention: Mike Gear

6.2.3                     If to any of the 1999 Obligors or the 2004 Obligors, to such Person in accordance with their notice details as provided for under the 1999 Facility Agreement or the 2004 Facility Agreement, as applicable, or in the case of any 2004 Guarantor other than ILFC, such Person’s notice details as provided for under the Deed of Amendment, Consent and Guarantee.

6.3                               Delivery

6.3.1                     Subject to Clause 6.3.2, any communication or document made or delivered by one person to another under or in connection with this Deed will only be effective:

(a)                                 if by way of fax, when confirmation of transmission constituting deemed receipt by the recipient is received by the transmitting party; or

(b)                                 if delivered personally or by commercial courier, at the time when it is delivered and, if a particular department or officer is specified as part of its address details provided under Clause 6.2, if addressed to that department or officer.

6.3.2                     Any communication or document to be made or delivered to any Representative will be effective only when actually received by such Representative and then only if it is expressly marked for the attention of the department or officer identified with a Representative’s signature below (or any substitute department or officer as a Representative shall specify for this purpose).

6.3.3                     All notices from or to either Borrower shall be sent through the relevant Agent.

6.4                               Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 6.2 or changing its own address or fax number, the relevant Agent shall notify the other Parties.

6.5                               English language

6.5.1                     Any notice given under or in connection with this Deed must be in English.

6.5.2                     All other documents provided under or in connection with this Deed must be:

(a)                                 in English; or

(b)                                 if not in English, and if so required by the relevant Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

7.                                      COUNTERPARTS

This Deed may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

8.                                      BENEFIT OF AGREEMENT

This Deed shall enure for the benefit of each party hereto and their respective successors and assigns and transferees permitted in accordance with the relevant Transaction Documents but subject to the same restrictions as to assignments and transfers.

9.                                      GOVERNING LAW

This Deed and any non-contractual obligations arising from or in connection with it, are governed by, and shall be construed in accordance with, English law.

10.                               JURISDICTION

10.1                        Subject to Clause 9.1.2, the courts of England have jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a “Dispute”).

10.2                        The Parties agree that the courts of England are the most appropriate and convenient courts to settle disputes and accordingly no party will argue to the contrary.

10.3                        No  Party shall be prevented from taking proceedings relating to a dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

SIGNATURE PAGES

DEED OF AMENDMENT AND RELEASE

IN WITNESS WHEREOF, the Parties have caused this agreement to be executed as a deed on the date and year first above written.

2004 SECURITY TRUSTEE

Executed as a deed and delivered	)
for and on behalf of	)
BANK OF SCOTLAND PLC	)
by	(name))	(signature)
its duly authorised attorney-in-fact	)

in the presence of:
Signature of witness
Name of witness
Address of witness

2004 AGENT

Executed as a deed and delivered	)
for and on behalf of	)
BANK OF SCOTLAND PLC	)
by	(name))	(signature)
its duly authorised attorney-in-fact	)

in the presence of:
Signature of witness
Name of witness
Address of witness

1999 SECURITY TRUSTEE

Executed as a deed and delivered	)
for and on behalf of	)
BANK OF SCOTLAND PLC	)
by	(name))	(signature)
its duly authorised attorney-in-fact	)

in the presence of:
Signature of witness
Name of witness
Address of witness

1999 AGENT

Executed as a deed and delivered	)
for and on behalf of	)
BANK OF SCOTLAND PLC	)
by	(name))	(signature)
its duly authorised attorney-in-fact	)

in the presence of:
Signature of witness
Name of witness
Address of witness

2004 BORROWER

Executed as a deed and delivered by	)
WHITNEY LEASING LIMITED	)
by	(name))	(signature)
expressly authorised in accordance	)
with the laws of Bermuda by virtue	)
of a power of attorney granted by	)
WHITNEY LEASING LIMITED	)
on	)

such execution being witnessed by:
Signature of witness
Name of witness
Address of witness

1999 BORROWER

Executed as a deed and delivered by	)
SIERRA LEASING LIMITED	)
by	(name))	(signature)
expressly authorised in accordance	)
with the laws of Bermuda by virtue	)
of a power of attorney granted by	)
SIERRA LEASING LIMITED	)
on	)

such execution being witnessed by:
Signature of witness
Name of witness
Address of witness

2004 PARENT

Executed as a deed and delivered by	)
AIRCRAFT SPC-12, LLC	)
by	(name))	(signature)
its duly authorised signatory	)

in the presence of:
Signature of witness
Name of witness
Address of witness

1999 PARENT

Executed as a deed and delivered by	)
AIRCRAFT SPC-9, LLC	)
by	(name))	(signature)
its duly authorised signatory	)

in the presence of:
Signature of witness
Name of witness
Address of witness

2004 GUARANTORS

Executed as a deed and delivered by	)
INTERNATIONAL LEASE	)
FINANCE CORPORATION	)
by	(name))	(signature)
its duly authorised signatory	)

in the presence of:
Signature of witness
Name of witness
Address of witness

Executed as a deed and delivered by	)
AERCAP AVIATION	)
SOLUTIONS B.V.	)
by	(name))	(signature)
its duly authorised signatory	)

in the presence of:
Signature of witness
Name of witness
Address of witness

Signed and delivered as a deed by	)
by	(name))	(signature)
as attorney for	)
AERCAP IRELAND LIMITED	)

in the presence of:
Signature of witness
Name of witness
Address of witness

Signed and delivered as a deed by	)
by	(name))	(signature)
as attorney for	)
AERCAP IRELAND	)
CAPITAL LIMITED	)

in the presence of:
Signature of witness
Name of witness
Address of witness

Executed as a deed and delivered by	)
AERCAP GLOBAL	)
AVIATION TRUST	)
by AerCap Ireland Capital Limited,	)
its Regular Trustee,	)
by	(name))	(signature)
its duly authorised signatory	)

in the presence of:
Signature of witness
Name of witness
Address of witness

Executed as a deed and delivered by)
AERCAP U.S. GLOBAL	)
AVIATION LLC	)
by	(name))	(signature)
its duly authorised signatory	)

in the presence of:
Signature of witness
Name of witness
Address of witness

Executed as a deed and delivered by	)
AERCAP HOLDINGS N.V.	)
by	(name))	(signature)
its duly authorised signatory	)

in the presence of:
Signature of witness
Name of witness
Address of witness

2004 SUBORDINATED LENDERS

Executed as a deed and delivered by	)
INTERNATIONAL LEASE	)
FINANCE CORPORATION	)
by	(name))	(signature)
its duly authorised signatory	)

in the presence of:
Signature of witness
Name of witness
Address of witness

Executed as a deed and delivered by	)
AERCAP GLOBAL	)
AVIATION TRUST	)
by AerCap Ireland Capital Limited,	)
its Regular Trustee,	)
by	(name))	(signature)
its duly authorised signatory	)

in the presence of:
Signature of witness
Name of witness
Address of witness

1999 GUARANTOR

EXECUTED as a DEED	)
and DELIVERED by	)
INTERNATIONAL LEASE	)
FINANCE CORPORATION	)
by	(name))	(signature)
its duly authorised signatory	)

in the presence of:
Signature of witness
Name of witness
Address of witness

1999 SUBORDINATED LENDER

EXECUTED as a DEED	)
and DELIVERED by	)
INTERNATIONAL LEASE	)
FINANCE CORPORATION	)
by	(name))	(signature)
its duly authorised signatory	)

in the presence of:
Signature of witness
Name of witness
Address of witness